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                                                                    Exhibit 1(f)


                             ARTICLES SUPPLEMENTARY
         INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION AND
                  CREATING AN ADDITIONAL CLASS OF COMMON STOCK

     MERRILL LYNCH BOND FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion Six Hundred Fifty Million Dollars (3,650,000,000) shares of capital stock as follows:

Series and Classes                                  Number of Authorized Shares
------------------                                  ---------------------------

High Income Portfolio
    Class A Common Stock                                     500,000,000
    Class B Common Stock                                   1,500,000,000
    Class C Common Stock                                     200,000,000
    Class D Common Stock                                     500,000,000

Core Bond Portfolio
    Class A Common Stock                                     250,000,000
    Class B Common Stock                                     250,000,000
    Class C Common Stock                                     100,000,000
    Class D Common Stock                                     100,000,000

Intermediate Term Portfolio
    Class A Common Stock                                     100,000,000
    Class B Common Stock                                      50,000,000
    Class C Common Stock                                      50,000,000
    Class D Common Stock                                      50,000,000

                                                  Total:   3,650,000,000



     All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Sixty-Five Million Dollars ($365,000,000).

2.   The Board of Directors of the Corporation, acting in accordance with
     Section 2-105(c) of the Maryland General Corporation Law and Article V, paragraph 7 of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by Three Hundred Million (300,000,000) shares and designates such newly authorized shares as follows: Two Hundred Fifty Million (250,000,000) shares are classified as Class R Common Stock for Core Bond Portfolio and Fifty Million (50,000,000) shares are classified as Class R Common Stock for Intermediate Term Portfolio.

3. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class R Common Stock are as follows:

     The Class R Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

     (i) Expenses related to the distribution of the Class R Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

     (ii) Such distribution expenses borne solely by Class R Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.


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4.   After this increase in the number of authorized shares and the classification of the newly authorized shares as Class R Common Stock, the Corporation will have the authority to issue Three Billion Nine Hundred Fifty Million (3,950,000,000) shares of capital stock as follows:

        Series and Classes                        Number of Authorized Shares
        ------------------                        ---------------------------
High Income Portfolio
    Class A Common Stock                                   500,000,000
    Class B Common Stock                                 1,500,000,000
    Class C Common Stock                                   200,000,000
    Class D Common Stock                                   500,000,000

Core Bond Portfolio
    Class A Common Stock                                   250,000,000
    Class B Common Stock                                   250,000,000
    Class C Common Stock                                   100,000,000
    Class D Common Stock                                   100,000,000
    Class R Common Stock                                   250,000,000

Intermediate Term Portfolio
    Class A Common Stock                                   100,000,000
    Class B Common Stock                                    50,000,000
    Class C Common Stock                                    50,000,000
    Class D Common Stock                                    50,000,000
    Class R Common Stock                                    50,000,000

                                              Total:     3,950,000,000

After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Ninety-Five Million Dollars ($395,000,000).

     IN WITNESS WHEREOF, MERRILL LYNCH BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on December 9, 2002.

                                                 MERRILL LYNCH BOND FUND, INC.



                                              By: /s/  Terry K. Glenn
                                                 -------------------------------
                                                 Terry K. Glenn
                                                 President

ATTEST:


/s/   Bradley J. Lucido
-----------------------------
Bradley J. Lucido
Secretary


     The undersigned, President of MERRILL LYNCH BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:   December 9, 2002                         /s/   Terry K. Glenn
                                                 -------------------------------
                                                 Terry K. Glenn
                                                 President